SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2003

Keane, Inc.
(Exact name of registrant as specified in charter)

Massachusetts	001-7516	04-2437166
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 City Square Boston, MA	02129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 241-9200

Ten City Square, Boston, MA 02129
(Former name or former address, if changed since last report)

Item 5.    Other Events and Required FD Disclosure.

On June 23, 2003, Keane, Inc., a Massachusetts corporation (“Keane”), issued a press release announcing that it had sold an additional $25 million of 2% Convertible Subordinated Debentures due 2013 (the “Debentures”), pursuant to the exercise of an option Keane had granted to the initial purchasers of $125 million aggregate principal amount of Debentures in a sale completed on June 18, 2003. A copy of this press release is attached hereto as Exhibit 99.1.

The Debentures are convertible into shares of Keane common stock based on an initial conversion rate of 54.4989 shares for each $1,000 principal amount of Debentures. This is equivalent to a conversion price of approximately $18.349 per share of common stock. The conversion rate is subject to adjustment. The Debentures will mature on June 15, 2013. Interest on the Debentures is payable at the rate of 2% per annum on June 15 and December 15 of each year, beginning on December 15, 2003. The Debentures are subordinated in right of payment to all of Keane’s senior indebtedness and effectively subordinated to all debts and other liabilities of Keane’s subsidiaries.

The indenture governing the Debentures is attached hereto as Exhibit 4.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of June 18, 2003, between Keane, Inc., and Wachovia Bank, National Association, as trustee, for 2% Convertible Subordinated Debentures due 2013.

99.1	Press release dated June 23, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2003	KEANE, INC.

	By:	/s/ John J. Leahy
John J. Leahy Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of June 18, 2003, between Keane, Inc., and Wachovia Bank, National Association, as trustee, for 2% Convertible Subordinated Debentures due 2013.

99.1	Press release dated June 23, 2003